CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of International KRL Resources Corp. on Form 20-F of our report dated October 10, 2002 on our audit of the financial statements for the year ended May 31, 2002 and 2001 which report is included in the Form 20-F.

CERTIFIED GENERAL ACCOUNTANTS

Vancouver, British Columbia June 8, 2004

900 – 1200 Burrard Street, Vancouver, B.C. V6Z 2C7

TEL: 604.688-1910 FAX: 604.682-2368 WEB: www.jonesrichards.com

*PROFESSIONAL CORPORATIONS